Exhibit 99.1

PRESS RELEASE
XO Holdings Ends Agreement to Sell National Wireline Telecommunications Business
RESTON, VA — March 31, 2006 — XO Holdings, Inc. today announced it has mutually agreed with Elk Associates LLC to terminate the agreement for Elk Associates to purchase the company’s national wireline telecommunications business. As a result, XO Holdings continues to own and operate its wireline and wireless businesses to provide telecommunications services to businesses and service providers.
“We continue to move forward on our strategy to be the nation’s leading competitive provider of voice, data and IP services to businesses. For our customers and employees, it is business as usual,” said Carl Grivner, CEO of XO Holdings.
On November 4, 2005, XO had announced the agreement, as amended on March 1, 2006, providing for the sale of the company’s national wireline telecommunications business to Elk Associates, an entity owned by Carl C. Icahn, XO Holdings’ Chairman of the Board and majority stockholder, for $625 million in cash and Elk’s assumption of $75 million of XO Holdings’ senior secured debt.
Under the terms of the purchase agreement, either XO Holdings or Elk Associates could elect to terminate the agreement if the sale were not to have occurred by July 3, 2006. On March 27, 2006, Elk notified XO Holdings’ Board of Directors that it believed that delays caused by the pending litigation challenging the sale of the national wireline telecommunications business would cause the closing to not occur by July 3, 2006 and that Elk intended to exercise its termination right if the litigation remained pending on that date. Elk also expressed its willingness, in order to avoid unnecessary further distractions and costs to XO Holdings, to mutually terminate the purchase agreement without seeking any damages or any break-up fee. After a hearing before the Delaware Court of Chancery on March 29, 2006, and after additional communications with plaintiffs’ counsel, on March 30, 2006, XO Holdings’ Board of Directors, on the recommendation of its Special Committee of independent directors, determined to mutually terminate the purchase agreement and on March 30, 2006, XO Holdings and Elk mutually terminated the purchase agreement effective March 30, 2006.
The company’s national wireline telecommunications business operates under the “XO Communications” brand and the wireless business will operate as a separate unit under a new brand, “Nextlink”. The company expects that XO Communications and Nextlink will sell each other’s products and services in order to take advantage of market opportunities and address regulatory changes to serve both business and service provider customers.

About XO Holdings
XO Holdings (OTCBB: XOHO.OB) is the holding company of XO Communications, LLC and XO LMDS Holdings. XO Communications is a leading provider of national and local telecommunications services to businesses, large enterprises and telecommunications companies. XO offers a complete portfolio of services, including local and long distance voice, dedicated Internet access, private networking, data transport, and Web hosting services as well as bundled voice and Internet solutions. XO provides these services over an advanced, national facilities-based IP network and serves more than 70 metropolitan markets across the United States. XO LMDS Holdings, which will operate under the Nextlink brand, is one of the nation’s largest owners of fixed wireless spectrum covering more than 70 metropolitan markets nationwide and provides wireless broadband services to businesses, wireless service providers and other carriers. For more information, visit www.xo.com.
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Forward Looking Statement Note
The statements contained in this release that are not historical facts are “forward-looking statements” (as such term is defined in the Private Securities Litigation Reform Act of 1995) that involve risks and uncertainties. These statements include those describing XO’s expected future business and network operations and results of operations, XO’s ability to continue to achieve projected synergies and revenue from the acquisition of Allegiance Telecom’s assets, XO’s ability to increase sales, XO’s ability to continue to implement effective cost containment measures, XO’s ability to service the growing demand for high-bandwidth broadband wireless services, XO’s ability to increase sales, XO’s ability to operate its wireline and wireless business units and XO’s ability to comply with the financial covenants under its senior credit facility. Management cautions the reader that these forward-looking statements are only predictions and are subject to a number of both known and unknown risks and uncertainties and actual results, performance, and/or achievements of XO may differ materially from the future results, performance, and/or achievements expressed or implied by these forward-looking statements as a result of a number of factors. These factors include, without limitation, those risks and uncertainties described from time to time in the reports filed by XO Holdings, Inc. (as the successor issuer to XO Communications, Inc.) with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2005 and its quarterly reports on Form 10-Q. XO undertakes no obligation to update any forward-looking statements.
XO, XOptions, XOIP, XOptions Flex, National Local Exchange Carrier, Allegiance, Nextlink and all related marks are trademarks of XO Communications in the United States and/or other countries.
Media Contact:
Chad Couser / XO Communications
703-547-2746
chad.couser@xo.com